EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-60997, 333-61007, 333-90802, 333-90858 and 333-90860) of Hastings Entertainment, Inc. of our report dated March 31, 2005, except for paragraph 5 of Note 1(d), as to which the date is January 9, 2006, with respect to the consolidated financial statements and schedule of Hastings Entertainment, Inc. included in this Annual Report (Form 10-K/A, Amendment No. 1) for the year ended January 31, 2005.

/s/ Ernst & Young LLP

Fort Worth, Texas

January 9, 2006